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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 3, 2000 (September 27, 2000)
Date of Report (Date of earliest event reported)

EPIQ SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	0-22081 (Commission File Number)	48-1056429 (IRS Employer Identification Number)

501 Kansas Avenue
Kansas City, KS 66105
(Address of principal executive offices)

(913) 621-9500
(Registrant's telephone number, including area code)

ITEM 4.  Changes in Registrant's Certifying Accountant

    (a) Effective September 27, 2000, the Company dismissed Baird, Kurtz & Dobson as the Company's independent accountants. The reports of Baird, Kurtz & Dobson on the financial statements of the Company for each of the years ended December 31, 1998 and 1999, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was recommended by the Audit Committee of the Company and approved by the Board of Directors of the Company.

    For the fiscal years ended December 31, 1998 and 1999, and for the period from January 1, 2000, through September 27, 2000, there were no disagreements with Baird, Kurtz & Dobson on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Baird, Kurtz & Dobson, would have caused it to make reference to the subject matter of the disagreement in connection with its report on these financial statements for those periods.

    (b) On September 27, 2000, the Company engaged Deloitte & Touche LLP, as independent auditors for purposes of auditing the Company's financial statements for the year ending December 31, 2000. The Company did not consult with Deloitte & Touche LLP regarding the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on the Company's financial statements, and no written or oral advice was provided by Deloitte & Touche LLP that was a factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

ITEM 7.  Financial Statements and Exhibits

(c)	Exhibits.
16.1.	Letter dated October 3, 2000, from Baird, Kurtz & Dobson regarding the disclosures in this Current Report on Form 8-K.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.
Date: October 3, 2000
	By:	/s/ TOM W. OLOFSON
	Name:	Tom W. Olofson
	Title	Chairman of the Board, Chief Executive Officer, and Director

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SIGNATURES